UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the
Securities Exchange Act of 1934

Check the appropriate box:

☒              Preliminary Information Statement

□              Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

□              Definitive Information Statement

OCONN INDUSTRIES CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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□              Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)              Title of each class of securities to which transaction applies:

(2)              Aggregate number of securities to which transaction applies:

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□              Fee paid previously with preliminary materials.

□              Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OCONN INDUSTRIES CORP.
6503 N. Military Trail, Unit 4601
Boca Raton, Florida  33496

March __, 2014

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the "Common Stock") of Oconn Industries Corp., a Nevada corporation (the "Company" or "Oconn"), as of the close of business on the record date March 31, 2014 (the "Record Date"). The purpose of the Information Statement is to notify our stockholders that on March 11, 2014, the Company received a written consent of the Board of Directors of the Company (the "Board") and of the holder of 6,500,000 shares, representing 55.55% of the issued and outstanding shares of our Common Stock (the "Consents").  The Consents adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to (i) change the name of the Company from "Oconn Industries Corp." to "Diamante Minerals, Inc." and (ii) to increase the authorized share capital from 75,000,000 shares to 300,000,000 shares of Common Stock.

The Board believes that the amendment to the Articles of Incorporation (the "Amendment") is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.
The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholder.

            This Information Statement is being mailed on or about March __, 2014 to stockholders of record on March 31, 2014  (the "Record Date").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Sincerely,

/s/ Robert T. Faber
Robert T. Faber
President

OCONN INDUSTRIES CORP.
6503 N. Military Trail, Unit 4601
Boca Raton, Florida  33496

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of the shares of the common stock (the "Common Stock") of Oconn Industries, a Nevada corporation (the "Company or "Oconn"), as of the close of business on the record date, March 31, 2014 (the "Record Date"). The purpose of the Information Statement is to notify our stockholders that on March 11, 2014, the Company received a consent of the Board of Directors (the "Board") and of the holder of 6,500,000 of the issued and outstanding shares of our Common Stock, representing 55.55% of the issued and outstanding shares of our Common Stock (the "Consents").  The Consents adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to: (i) change the name of the Company from "Oconn Industries Corp." to "Diamante Minerals, Inc." (the "Amendment") and (ii) increase the authorized share capital from 75,000,000 shares to 300,000,000 shares of Common Stock.

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and such stockholder has sufficient voting power to approve such actions through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

 In accordance with our bylaws, our Board has fixed the close of business on March 31, 2014 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about March __, 2014 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company's Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and such stockholder has sufficient voting power to approve such actions through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes ("NRS") require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 11,700,000 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of stockholders holding at least 5,850,001 shares of the Common Stock issued and outstanding is necessary to approve the Amendment. In accordance with our bylaws, our Board of Directors has fixed the close of business on March 31, 2014 as the record date for determining the stockholders entitled to vote or give written consent.

On March 11, 2014, the Board and the holder of 6,500,000 shares, representing 55.55% of the issued and outstanding shares of our Common Stock, executed and delivered to the Company the Consents. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Amendment.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Amendment may not be filed with the Secretary of State of the State of Nevada to change the Company's name until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders.  The name change will become effective upon the filing of the Amendment with the Secretary of the State of Nevada, which is anticipated to be on or about April __, 2014, twenty (20) days after the mailing of this Information Statement.

REASON FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM "OCONN INDUSTRIES INC." TO "DIAMANTE MINERALS, INC."

Management believes that its new proposed name, "Diamante Minerals, Inc." is more descriptive of its current and projected business activities. As we previously disclosed, on February 10, 2014, we finalized a letter agreement to acquire up to a 75% interest in the Batovi Diamond Project and form a joint venture with the owner of the claims in the property, Mineracao Batovi. The project is located 220 kilometers north of Paranatinga in Mato Grosso, Brazil. We have 45 days to conduct our due diligence and enter into a definitive earn-in agreement prior to May 24, 2014 (the "Deadline Date"). If we fail to enter into a definitive agreement by the Deadline Date, the letter agreement will terminate. Therefore, the terms of the joint venture are not binding until and unless the Company and Mineracao Batovi enter into a definitive agreement. The Company also needs to complete its due diligence on the project, including without limitation, verifying that Mineracao Batovi has the ability to enter into this proposed arrangement with the Company.

In order to acquire up to 75% interest in the project, we will need to fund the project as follows:
(i)
A 49% interest if (1) the Company funds an initial $2,400,000 of exploration expenses on the project, with an additional $600,000 funding prior to the right described in (ii) below, within three years from the Deadline Date; (2) the definitive earn-in agreement is executed prior to the Deadline Date; and (3) the Company pays $150,000 to a joint trust account between Mineracao Batovi and the Company;

(ii)	A 60% interest if the Company funds an additional $37,000,000 of continued exploration or completes a bankable feasibility study; and
(iii)	An additional 15% upon the funding of continued exploration, feasibility studies and mine construction to achieve commercial production.

If the Company fulfills its obligations to earn the 49% interest but fails to obtain the 60% interest, the Company will have earned an interest in the project pro rated based upon the payments made on the following basis: for every $1,000,000 paid (in addition to the $3,000,000 contributed to earn the 49% interest) of the $37,000,000 the Company shall earn an additional 0.297% interest (in addition to the 49% interest) in the project.
 We agreed that if the Company owns the 75% interest upon completion of a positive feasibility it will put a mine into commercial production within 4 years of the completion of a positive feasibility study.  Mineracao Batovi's portion of mine construction costs will be repaid from 80% of its share of mine profits (i.e., 25%).  Until we has complete a feasibility study on the project or invest $40,000,000, Mineracao Batovi has the right to enter into an agreement with a major mining company to operate, finance and construct a mine in the project. The major mining company must commit to invest no less than $250,000,000, and in such instance the Company and Mineracao Batovi shall be diluted based on their interest in the project.
We intend to focus our energies on the due diligence required for this project and the negotiation and execution of a definitive agreement with Mineracao Batovi. Accordingly, we want the Company's name to more accurately reflect the current business direction of the Company.

REASON FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 SHARES TO 300,000,000 SHARES.

The purpose of the proposed increase in authorized share capital is to make available additional shares of Common Stock for issuance for general corporate purposes without the requirement of further action by the stockholders of the Company. In addition, the Board has approved the implementation of a stock dividend payment in the form of a 1:4 forward stock split whereby shares of Common Stock held by each stockholder of record on the record date of the stock dividend will automatically receive shares at the rate of 1 for 3, without any action on the part of the stockholders. Upon the effectiveness of such forward split, the Company will need an additional 34,500,000 shares of common stock. In addition, the Company will be need additional authorized shares in connection with additional equity financings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the Common Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from the stockholders. The Company is at all times investigating additional sources of financing which the Board believes will be in the Company's best interests and in the best interests of the stockholders of the Company. As described above, the Company needs to raise capital to conduct its due diligence and acquire up to a 75% interest in the Batovi Diamond Project.

The Company's current Articles of Incorporation authorize the issuance of 75,000,000 shares of Common Stock. As of March __, 2014, there were 11,500,000 shares of Common Stock issued and outstanding. There are no authorized shares of preferred stock.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing holders of the Company's Common Stock. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the stockholders of the Company might view as desirable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of March __, 2014, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 11,500,000 shares of common stock outstanding as of March __, 2014. Unless otherwise indicated, the business address of each stockholder listed below is: c/o Oconn Industries Corp., 6503 N. Military Trail, Unit 4601, Boca Raton, Florida  33496.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Robert T. Faber, President, Secretary, Treasurer and Director	0	0
Prolific Group, LLC (1)	6,500,000	55.55%
All directors and executive officers as a group (one person)	0	0

____________
*less than 1%

(1)	Mark Zegal, manager of Prolific Group, LLC, has sole voting and dispositive power over the shares held by Prolific Group, LLC.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

OCONN INDUSTRIES CORP.
6503 N. Military Trail, Unit 4601
Boca Raton, Florida  33496
By Order of the Board,

/s/ Robert T. Faber
Robert T. Faber
President

AMENDMENT TO ARTICLES OF INCORPORATION
OF
OCONN INDUSTRIES CORP.

Oconn Industries Corp., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:
1.            The name of the corporation is Oconn Industries Corp.  The date of filing of its original Articles of Incorporation with the Secretary of State was October 19, 2010.
2.            This Amended Articles of Incorporation amends Article I of the Articles of Incorporation of this corporation by replacing the name " Oconn Industries Corp." with the name "Diamante Minerals, Inc."
3.            This Amended Articles of Incorporation amends Article III of the Articles of Incorporation as follows: Article 3 of the Articles of Incorporation is hereby amended by changing the number of authorized shares from 75,000,000 to 300,000,000, with a par value of $0.001 per share.
4.            The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in a case of a vote of classes or series or may be required by the provisions of the articles of incorporation in favor of the amendment, is 55.55%.

Signed on this __ day of March, 2014
/s/ Robert T. Faber
Robert T. Faber
President